UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 26, 2015, McDonald’s Corporation (the “Company”) issued an aggregate principal amount of U.S.$2,000,000,000 of the Company’s medium-term notes, pursuant to the Company’s existing medium-term notes program, as set forth in the Company’s Registration Statement on Form S-3 (Registration No. 333-184198), dated September 28, 2012, and the related Prospectus and Prospectus Supplement, each dated September 28, 2012.

The Company issued U.S.$700,000,000 of 2.200% Medium-Term Notes Due 2020; U.S.$700,000,000 of 3.375% Medium-Term Notes Due 2025; and U.S.$600,000,000 of 4.600% Medium-Term Notes Due 2045, pursuant to Pricing Supplement Nos. 3, 4 and 5, respectively, each dated May 18, 2015.

A copy of the legal opinion of the Corporate Executive Vice President, General Counsel and Secretary of the Company relating to the issuance of an aggregate principal amount of U.S.$2,000,000,000 of the Company’s medium-term notes, as described herein, is filed herewith as Exhibit 5.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5	Legal Opinion of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation.
23	Consent of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	May 26, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
5	Legal Opinion of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation.
23	Consent of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5 hereto).